Exhibit G

                               OPERATING AGREEMENT

                                       FOR

                             FEDERAL HOLDINGS L.L.C.

                                                             Dated: June 12,1995

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INDEX
Page No.

Article 1         Definitions
Article 2         Formation
Article 3         Principal Office
Article 4         Term and Duration
Article 5         Purpose
Article 6         Capital Contributions by the Members
Article 7         Additional Capital Contributions
Article 8         Distributions of Net Proceeds
Article 9         Tax Allocations and Distributions
Article 10 Rights, Powers and Representations of the Investment Manager and Administrative Manager; Management Fee
Article 11        Books, Records and Reports
Article 12        Indemnification
Article 13-       Tax Matters
Article 14-       Death, Dissolution or Bankruptcy of A Member
Article 15-       Assignability, Transfer or Pledge of
                  Interests; Resignation of A Member
Article 16-       Admission of Substituted Members;
                  Incapacity; Further Condition
Article 17        Liquidation
Article 18        Miscellaneous

Schedule A -      Members' Percentage Interests and Capital
                  Contributions

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                               OPERATING AGREEMENT

                                       FOR

                             FEDERAL HOLDINGS L.L.C.

AGREEMENT made June 12,1995 by and among the members listed on Schedule A annexed hereto (individually, a "Member" and collectively, the "Members").

W I T N E S S E T H:

WHEREAS, the Members desire to form a limited liability company pursuant to the New York Limited Liability Company Law (the "Law") and adopt this Agreement in connection therewith; and

WHEREAS, by executing this Agreement, each Member represents that it has sufficient right and authority to execute this Agreement and is not acting on behalf of any undisclosed or partially disclosed principal.

NOW, THEREFORE, in consideration of ten ($10) dollars and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows effective as of the date first written above.

                                    ARTICLE 1

                                   DEFINITIONS

1.1 For purposes of this Agreement, the following terms shall have the definitions set forth below:

"Account": As defined in Section 10.4

"Additional Member": Means any person or entity other than the Members of the Company as of the date hereof who acquires an interest in the Company.

"Administrative Manager': Kevin Moore.

"Advance": As defined in Section 7.2.

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"Agreement": This Operating Agreement as originally executed and as amended, modified, supplemented or restated from time to time.

"Articles of Organization": The Articles of Organization of the Company filed with the Secretary of State of the State of New York, pursuant to the Law to form the Company, as originally executed and as amended, modified, supplemented or restated from time to time.

"Capital Account" or "Capital Accounts": As defined in Section 6.4.

"Capital Contributions": The respective capital contributions, including any additional Capital Contribution,of each Member to the Company.

"Capital Transaction" or "Capital Transactions": Any transaction which, in accordance with generally accepted accounting principles consistently applied, is treated as a capital transaction including, without limitation, any sale of all or substantially all of the assets of the Company.

"Closing Price": As defined in Section 16.4

"Code": The Internal Revenue Code of 1986, as amended, and any reference to a particular section of the Code shall be deemed to include any successor section to such section.

"Company": FEDERAL HOLDINGS L.L.C., a New York limited liability company.

"Contributing Member": A Member which has made its additional Capital Contribution.

"Current Market Value": As defined in Section 16.4.

"Fair Market Value": As defined in Section 16.4.

"Gain from a Capital Transaction": The gain recognized by the Company attributable to a Capital Transaction, determined in accordance with the method of accounting used by the Company for federal income tax purposes.

"Interest": The respective percentage interest of each Member as set forth on Schedule A.

"Investment Manager": Shall mean Lawrence Seidman, subject to the provisions of
Section 10.5.

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"Loss from a Capital Transaction": The loss recognized by the Company attributable to a Capital Transaction, determined in accordance with the method of accounting used by the Company for federal income tax purposes.

"Management Fee": As defined in Section 10.2.

"Member": Means each of the parties who has executed this Agreement and any party who may hereafter become an Additional Member or a Substitute Member pursuant to this Agreement.

"Net Proceeds": As defined in Section 8.1.

"Net Profit" and "Net Loss": The net income (including income exempt from tax) and net loss (including expenditures that can neither be capitalized nor deducted), respectively, of the Company, determined in accordance with the method of accounting used by the Company for federal income tax purposes, but computed without regard for Gain from Capital Transactions, Loss from Capital Transactions and items of income or loss, if any, that are specially allocated to Members. In the event there is a revaluation of Company assets and the Capital Accounts are adjusted pursuant to Section 704(b) of the Code and applicable regulations promulgated thereunder, Net Profits and Net Losses shall be computed by reference to the "book items" and not corresponding "tax items".

"Preferred Return": With respect to a Member, an amount equal to 7.5% per annum simple interest (prorated for any partial year) on the amount of such Member's Unrecovered Capital Contribution, from time to time, calculated from the date a Capital Contribution is made.

"Substitute Member": Any transferee of a Member's Interests who is admitted as a Member in the Company pursuant to Article 15 or 16.

"Trading Day": As defined in Section 16.4.

"Unrecovered Capital Contribution": For any Member, the aggregate amount of capital contributed by such Member reduced by the aggregate amount of capital theretofore distributed to such Member pursuant to Articles 16 and 17.

"Unrecovered Preferred Return": For any Member an amount equal to the Preferred Return reduced by the aggregate amount of distributions theretofore made to such Member pursuant to Section 8.1(b)(i).

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"Unrecovered 20% IM Fee": An amount equal to 20% of the aggregate annual
Preferred Return for all Members divided by .8, reduced by the aggregate amount of distributions of Net Proceeds theretofore made pursuant to Section 8.1(b)
(ii).

                                    ARTICLE 2

                                    FORMATION

2.1 The parties hereto do hereby form the Company under the name of FEDERAL HOLDINGS L.L.C. pursuant to the Law.

In order to maintain the Company as a limited liability company under the laws of the State of New York, the Company shall from time to time take appropriate action, including the preparation and filing of such amendments to the Articles of Organization and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

(i)     a change in the Company name;

(ii) a correction of a defectively or erroneously executed Articles of Organization;

(iii) a correction of false or erroneous statements in the Articles of Organization or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members; or

(iv) a change in the time for dissolution of the Company as stated in the Articles of Organization and in this Agreement.

2.2 Each Member hereby agrees to execute and deliver to the Company within five (5) days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the Company deems necessary, useful or appropriate to comply with any laws, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this Agreement, to preserve the Company as a limited liability company under the Law and to enable the Company to be taxed as a partnership for federal and state income tax purposes.

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                                    ARTICLE 3

                                PRINCIPAL OFFICE

3.1 The Company's registered office in New York shall be at 30 Wall Street, Ninth Floor, New York, New York. The Company's registered agent who is a resident of New York is Jonathan A. Bernstein, Esq. whose business address is Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022. At any time, the Company may designate another registered agent and/or office.

3.2 The principal place of business of the Company shall be at 30 Wall Street, Ninth Floor, New York, New York. At any time, the Company may change the location of its principal place of business and may establish additional offices.

                                    ARTICLE 4

                                TERM AND DURATION

4.1 The Company shall commence upon the filing of the Articles of Organization, and shall continue in full force and effect until April 30, 2045; provided, however, that the Company shall be dissolved prior to such date upon the happening of any of the following events:

(a) The mutual written consent of all of the Members to dissolve the Company;

(b) The divestiture or distribution of all or substantially all of the assets of the Company, (other than a transfer to a nominee of the Company for any Company purpose, which event shall not be construed as an event of termination);

(c) The entry of a decree of judicial dissolution under Section 702 of the Law; or

(d) The happening of any other prior event which pursuant to the terms and provisions of this Agreement shall cause a dissolution or termination of the Company.

4.2 Upon any dissolution of the Company, the liquidation of the Company's assets and the winding up of its affairs shall be concluded in accordance with
Article 17 of this Agreement.

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                                    ARTICLE 5

                                     PURPOSE

5.1 The purpose of the Company is to legally or beneficially acquire, own, sell, transfer, hold and vote shares of common stock, preferred stock, convertible or exchangeable securities of any bank, bank holding company, savings and loan association or trust company (hereinafter referred to as "Stock") and to enter into any contracts or commitments, assume any obligation, execute any documents and do any and all other acts and things, either directly or in conjunction with others through corporations, joint ventures, partnerships, trusts, limited liability companies or otherwise, which may be necessary, incidental or convenient to carry on the business of the Company as contemplated by this Agreement. The Company may also sell covered calls, repurchase such calls and buy puts, but the Company shall not sell uncovered calls or puts.

5.2 The purpose of the Company shall also be for any other lawful purpose for which the Members shall herewith agree in writing by amendment to this Agreement.

                                    ARTICLE 6

                      CAPITAL CONTRIBUTIONS BY THE MEMBERS

6.1 Each Member shall contribute to the capital of the Company the amounts set forth on Schedule A.

6.2 No Member shall have the right to withdraw any part of his Capital Contribution or receive any distribution, except in accordance with the provisions of this Agreement. No interest shall be paid on any Capital Contribution other than the Preferred Return.

6.3 No Member shall have any priority over any other Member with respect to the return of Capital Contributions.

6.4 The Company shall maintain a capital account (a "Capital Account") for each Member within the provisions of Treasury Regulation Section 1.704-1(b) (2)
(iv) as such regulation may be amended from time to time.

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6.5     To the extent not inconsistent with the foregoing, the following shall apply:

(a) The Capital Account of each Member shall be credited with (1) an amount equal to such Member's cash contributions and the fair market value of property contributed to the Company by such Member (net of liabilities securing such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) and (2) such Member's share of the Company's Net Proceeds (or items thereof) and Gain from a Capital Transaction. The Capital Account of each Member shall be debited by (1) the amount of cash distributions to such Member and the fair market value of property distributed to such Member (net of liabilities assumed by such Member and liabilities to which such distributed property is subject) and (2) such Member's share of the Company's Net Losses (or items thereof) and Loss from a Capital Transaction.

(b) Upon the transfer of an Interest in the Company after the date of this Agreement, (x) if such transfer does not cause a termination of the Company within the meaning of Section 708 (b) (1) (B) of the Code, the Capital Account of the transferor Member that is attributable to the transferred Interest will be carried over to the transferee Member but, if the Company has a Section 754 election in effect, the Capital Account will not be adjusted to reflect any adjustment under Section 743 of the Code, or (y) if such transfer causes a termination of the Company within the meaning of Section 708 (b) (1) (B) of the Code, the income tax consequences of the deemed distribution of the property and of the deemed immediate contribution of the property to a new Company (which for all other purposes continues to be the Company) shall be governed by the relevant provisions of Subchapter K of Chapter 1 of the Code and the regulations promulgated thereunder, and the initial Capital Accounts of the Members in the new Company shall be determined in accordance with Treasury Regulation Sections 1.704-1(b) (2) (iv) (d, (e), (f), (g), and (i) and thereafter in accordance with
Section 6.5 (a).

(c) Upon (i) the "liquidation of the Company" (as hereinafter defined), (ii) the "liquidation of a Member's Interest in the Company" (as hereinafter defined), (iii) the distribution of money or property to a Member as consideration for an Interest in the Company , or (iv) the contribution of money or (if permitted pursuant to (a) above) property to the Company by a new or existing Member as consideration for an Interest in the Company, or upon any transfer causing a termination of the Company for tax purposes within the meaning of Section 708 (b) (1) (B) of the Code, then adjustments shall be made to the Members' Capital Accounts in the following manner: All property of the Company which is not sold in connection with such event shall be valued at its then "agreed value". Such "agreed value" shall be used to determine both the amount of gain or loss which would have been recognized by the Company if the property had been sold for its agreed value (subject to any debt secured by the property) at such time, and the amount of Net Proceeds, as the case may be, which would have been distributable by the Company pursuant to Section 9.2 if the property had been sold at such time for said value, less the amount of any debt secured by the property. The Capital Accounts of the Members shall be adjusted to reflect the deemed allocation of such hypothetical gain or loss in accordance with Section 9.1. The Capital Accounts of the Members (or of a transferee of a Member) shall thereafter be adjusted to reflect "book items" and not tax items in accordance with Treasury Regulation Section 1.704 1(b) (2) (iv)
(g) and 1.704-1(b) (4) (i).

(d) For purposes of this Section 6.5, (i) the term "liquidation of the Company" shall mean (A) a termination of the Company effected in accordance with this Agreement, which shall be deemed to occur, for purposes of this Article 6, on the date upon which the Company ceases to be a going concern and is continued in existence solely to wind-up its affairs, or (B) a termination of the Company pursuant to Section 708 (b) (1) of the Code; and (ii) the term "liquidation of a Member's Interest in the Company" shall mean the termination of the Member's entire Interest in the Company effected by a distribution, or a series of distributions, by the Company to the Member.

                                    ARTICLE 7

                        ADDITIONAL CAPITAL CONTRIBUTIONS

7.1 No Member shall be obligated to make additional Capital Contributions to the Company. If the Administrative Manager determines that the Company shall need additional funds for any Company purpose, including, without limitation,
(a) those purposes set forth in Article 5, or (b) cash in excess of Net Proceeds in order to satisfy any obligations and liabilities of the Company, then within fifteen (15) days of notice of such requirement, each Member may, but shall not be obligated to, contribute to the Company his pro rata share.

If a Member elects to make an additional Capital Contribution and another Member forgoes contributing additional capital, the Company shall, for purposes of distributions and allocations, recompute each Member's percentage Interest in the Company in proportion to the total capital contributed to the Company such that thereafter each Member's Interest shall be equal to the percentage that such Member's aggregate Capital Contribution theretofore made to the Company bears to the total Capital Contributions theretofore made by all the Members.

7.2 A Member may from time to time, upon the consent of the Administrative Manager but without the consent of a majority in interest of the Members,

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advance additional monies (an "Advance") to or for the benefit of the Company, and such advances shall not be treated as Capital Contributions but shall be considered as loans to be repaid upon demand together with annual interest at a rate not less than the lowest applicable federal rate of interest which allows for the avoidance of imputed or unstated interest, for federal income tax purposes. Such loans shall be evidenced by a promissory note executed and delivered by the Company to the Member making such Advance.

                                    ARTICLE 8

                          DISTRIBUTIONS OF NET PROCEEDS

8.1 (a) Net Proceeds shall be computed and distributed by the Company once, on an aggregated basis of all stocks in which the Company has traded, at the earlier of (i) a determination by the Investment Manager in his sole discretion,
(ii) the resignation or other termination of the Investment Manager, (iii) the liquidation or winding up of the Company or (iv) the end of the Management Term. "Net Proceeds" shall be defined as dividends received, interest income, all net trading profits (i.e. proceeds from the sale of Stock less the Company's basis in the Stock) less all expenses (including but not limited to brokerage commissions, the Management Fee and other applicable accounting or professional fees but not including the Unrecovered 20% IM Fee) all as computed in accordance with generally accepted accounting principles.

(b)     Net Proceeds shall be distributed as follows:

(i) first, to the Members, pro rata, an amount equal to each Member's cumulative Unrecovered Preferred Return in proportion to their Unrecovered Preferred Return until the Preferred Return shall be paid in full;

(ii) second, to the Investment Manager an amount equal to the Unrecovered 20% IM Fee; and

(iii) the balance, if any, shall be paid 80% to the Members in proportion to their Interests and 20% to the Investment Manager.

(c) If Stock cannot be readily sold because of the lack of its liquidity in the market or if the Administrative Manager elects not to sell the Stock at the time of a distribution of Net Proceeds, the Company shall calculate the fair market value of the Stock by averaging the closing sale prices (or if there is no sale on a particular day, the average closing bid and ask prices) for the five consecutive trading days preceding the date of computation. Thereafter, based

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upon its valuation, the Company shall calculate the amount of Net Proceeds that would be distributed if the Stock had actually been sold for its fair market value (including all applicable commissions). The Company shall then distribute the Stock in kind in accordance with Section 8.1(b) as if the Stock were Net Proceeds.

(d) Notwithstanding Section 8.1(c), if the Investment Manager makes a determination to distribute Net Proceeds in accordance with Section 8.1(a)(i) and the Stock cannot be readily sold because of its lack of liquidity in the market, the Investment Manager shall liquidate the Stock in an orderly fashion over a six (6) month period. Thereafter, Net Proceeds shall be distributed in accordance with Section 8.1(b).

8.2 Notwithstanding Section 8.1, Net Proceeds from a Capital Transaction which constitutes a liquidation of the Company, together with other funds remaining to be distributed, shall be distributed to the Members no later than the later of (a) the end of the taxable year of the Company in which such liquidation occurs or (b) within ninety (90) days after the date of such liquidation event, after payment of all Company liabilities and expenses (or adequate provision therefor) including the Management Fee, except that in no event shall (x) a distribution be made to any Member if, after giving effect to such distribution, all liabilities of the Company, other than liabilities to Members on account of their Interests and liabilities for which the recourse of creditors of the Company is limited to specified property of the Company, exceed the Fair Market Value (as defined in Section 16.4(c)) of the assets of the Company, except that the Fair Market Value of assets that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the Fair Market Value of those assets exceeds that liability and (y) the distribution to a Member exceed the positive balance in such Member's Capital Account after giving effect to all allocations to such Member under Article 9 50 that liquidation proceeds shall be distributed in accordance with each Member's positive Capital Account balance (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(~ as in effect on the date hereof). If a Member shall receive a distribution that should not have been made based upon the provisions of Section 8.2(x), the provisions of Section 508(b) of the Act shall apply. Section 508(c) of the Law shall apply to all distributions made to the Members.

                                    ARTICLE 9

                        TAX ALLOCATIONS AND DISTRIBUTIONS

9.1 The Net Profits of the Company for each fiscal year shall be allocated among the Members as follows:

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(a)     First to the Members in an amount equal to, and in proportion to, the aggregate amount of Net Losses theretofore allocated to each Member; and

(b)     Thereafter, in proportion to their respective Interests in the Company

Any credit available for income tax purposes shall be allocated among the Members in proportion to their respective Interests in the Company.

9.2 Gain from a Capital Transaction shall be allocated in the following order:

(a) There shall first be allocated to those Members, if any, who have deficit balances in their Capital Accounts immediately prior to such transaction, an amount of such gain equal to the aggregate amount of such deficit balances, which amount shall be allocated in the same proportion as such deficit balances.

(b) There shall next be allocated to each of the Members, gain equal to the amount by which (x) the aggregate Net Proceeds derived from such transaction distributable to each Member in accordance with the provisions of Section 8.1(b)
(i) and (iii), assuming such amounts are distributable, exceeds (y) the positive balance, if any, in such Member's Capital Account after such Member's Capital Account has been adjusted to reflect the gain allocated to such Member pursuant to paragraph (a) above; provided, however, that if there shall be an insufficient amount of gain determined by this paragraph, then the gain shall be allocated to the Members in proportion to the respective amounts determined pursuant to this paragraph.

(c) Any remaining gain shall be allocated among the Members in proportion to their respective Interests in the Company.

(d) If the Company shall realize, upon such transaction, gain which is treated as ordinary income under Section 1245 or 1250 of the Code, such ordinary income shall be allocated to the Members who receive the allocation of the depreciation or cost recovery deduction that generated the ordinary income, which amount shall be allocated in the same proportions as such deductions.

9.3 Net Losses of the Company shall be allocated among the Members as follows:

(a) First, to the Members in proportion to their respective positive Capital Account balances until such balances are reduced to zero; and

(b) The balance shall be allocated to the Members in proportion to their respective Interests in the Company.

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9.4     Loss from a Capital Transaction from the sale or other disposition of all or substantially all of the assets shall be allocated in the following order:

(a) First, to those Members, if any, who have positive balances in their Capital Accounts, an amount of such loss equal to the aggregate amount of such positive balances, which amount shall be allocated in the same proportion as such positive balances; and

(b) The balance of such loss shall be allocated to the Members in proportion to their respective Interests in the Company

9.5     Notwithstanding the foregoing provisions of Article 9:

(a) In accordance with Sections 704 (b) and (c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company (including all or part of any deemed Capital Contribution under Section 708 of the Code) shall, solely for tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such property to the Company and its agreed value. In the event that Capital Accounts are ever adjusted pursuant to Treasury Regulation Section 1.704-1(b) (2) to reflect the fair market value of any Company property, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset and its value as adjusted in the same manner as required under Section 704 (c) of the Code and the Treasury Regulations thereunder.

(b) At no time shall any allocation of losses be made to a Member if such allocation would cause the deficit in the Member's adjusted Capital Account, if any, to exceed his allocable share of "Company Minimum Gain" or "Minimum Gain Attributable to Member Nonrecourse Debt" (as defined in Treasury Regulation Sections 1.704-2 (g) (1) and (i) (5), respectively), and any losses not allocated to a Member by reason of this clause (b) shall be allocated to each Member whose deficit, if any, in the Member's adjusted Capital Account of such Member shall not exceed his allocable share of such minimum gain by reason of such allocation.

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(c)     If there is a net decrease in the Company's minimum gain (within the meaning of Treasury Regulation Section 1.704-2 (g) (2)) for a Company taxable year and, at the end of such taxable year, the deficit, if any, in a Member's Capital Account exceeds his allocable share of such minimum gain, gross income of the Company shall be allocated to such Member in an amount equal to such excess so as to satisfy the requirements of Treasury Regulation Section 1.704-2
(f) (minimum gain chargeback).

(d) If, during any taxable year, there is a net decrease in Company Minimum Gain Attributable to Member Nonrecourse Debt, then, before any other allocations are made for such year other than those pursuant to clause (b) above, each Member with a share of the Company Minimum Gain Attributable to Member Nonrecourse Debt at the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to each Member's share of the net decrease in Minimum Gain Attributable to Member Nonrecourse Debt as determined in accordance with Treasury Regulation Section 1.704-2 (i) (4) in a manner so as to satisfy the requirements of said Treasury Regulation.

(e) If, during any taxable year, a Member unexpectedly receives an adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulation Section 1.704-1(b) (2) (ii) (~, and if such adjustment, allocation or distribution would cause at the end of the taxable year a deficit balance in such Member's Capital Account in excess of his allocable share of minimum gain as described above, then such Member shall be allocated items of income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount and in a manner sufficient to eliminate such excess balance as quickly as possible before any other allocation is made for such year, other than pursuant to Sections 9.5(b) and (c), so as to satisfy the requirements of Treasury Regulation Section 1.704-1(b) (2) (ii) (~ (qualified income offset).

(f) In the event any Member has a deficit balance in his Capital Account at the end of the fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, if any, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2
(g) (1) and 1.704-2 (i) (5), each Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible.

                                   ARTICLE 10

                       RIGHTS, POWERS AND REPRESENTATIONS
                          OF THE INVESTMENT MANAGER AND
                     ADMINISTRATIVE MANAGER: MANAGEMENT FEE

10.1 The Investment Manager shall have the full, exclusive and complete power and authority to buy, sell and vote the Stock. The Investment Manager shall have all necessary and appropriate powers to carry out the authority so granted, and no other party, including any Member, shall have the right to take any action with respect to the acquisition, sale or voting of the Stock. "Management Term" shall mean a term of two (2) years commencing on the date hereof, unless sooner terminated by the Administrative Manager for cause. The Administrative Manager may terminate the Investment Manager for cause upon 30 days written notice to the Investment Manager setting forth with specificity the grounds for termination. For purposes of this Section, "cause" means any willful (i) dissemination of genuine trade secrets or other confidences of the Company or any of its affiliates by the Investment Manager; (ii) dishonesty of the Investment Manager as punishable by criminal law or for which the Investment Manager would be liable to the Company or its affiliates under civil law; (iii) deliberate activity of the Investment Manager which is prejudicial to the interests of the Company or its affiliates; and (iv) deliberate failure by the Investment Manager to perform any of his material obligations hereunder which is not cured by the Investment Manager within 30 days after ~ from the Company of such failure. In the event of a termination of the Investment Manager under this Section, or upon the death or adjudication of incompetency of the Investment Manager, the Company shall, within 30 days, make a distribution of Net Proceeds in accordance with Section 8.1 above.

10.2 The Company shall pay the Investment Manager a Management Fee. The "Management Fee" shall be equal to .25% of the Fair Market Value (as defined
Section 16.4(c)) of the assets of the Company, payable quarterly, on the last day of March, June, September and December of each calendar year of the Management Term. The Management Fee shall be prorated as to the first such quarter and upon the termination, resignation, death or adjudication of incompetency of the Investment Manager

10.3 Except for the matters set forth in Section 10.1, all other decisions, consents, authorizations and rights in connection with the management of the Company shall be made, given or performed, as the case may be, by the Administrative Manager. In furtherance of the foregoing, the Administrative Manager may: i (a) negotiate, execute, deliver and perform on behalf of, and in the name of, the Company any, wire transfer instructions, disbursement authorizations, agreements, contracts, promissory notes and other evidences of indebtedness, and any and all other instruments necessary or incidental to the business of the Company and the financing thereof;

(b) to secure the payment thereof by all or any part of the assets then owned or thereafter acquired by the Company;

(c)     effectuate the purpose of the Company as provided in Article 5 hereof;

(d) establish, maintain and draw upon any brokerage, money market, demand deposit, checking and other accounts of the Company;

(e) execute any notifications, statements, reports, returns or other filings that are necessary or desirable to be filed with any state or federal agency, commission or authority;

(f)     enter into contracts in connection with the business of the Company;

(g) retain professionals, accountants, lawyers, consultants as the case may be to further the purpose and business of the Company;

(h) arrange for facsimile signatures for the Members in executing any and all documents, papers, checks or other writings or legal instruments which may be necessary or desirable in the Company's business;

(i) execute, acknowledge and deliver any and all contracts, documents and instruments deemed appropriate to carry out any of the foregoing purposes and intent of this Agreement;

(j) establish reserves for anticipated expenses, debts and obligations incident to the operation of the Company's business; and

(k) perform all other duties and make all other decisions in furtherance of the management and operation of the Company's business in accordance with the Law except as otherwise set forth in this Agreement.

10.4 The Administrative Manager, on behalf of the Company, shall establish a brokerage account (the "Account") at Spear, Leeds and Kellogg or any other brokerage company (the "Broker") approved by the Administrative Manager through which the Investment Manager shall have the exclusive power and authority to direct the Broker to disburse the funds necessary to acquire Stock and to sell Stock. The Investment Manager shall have no power or authority to cause funds to be disbursed from the Account other than for the purpose of acquiring Stock. Any withdrawals of any kind from the Account shall be made by the Administrative Manager.

10.5 Upon the expiration of the Management Term, the Administrative Manager shall, upon the concurrence of the Investment Manager, have the right to extend the Management Term or, in his sole discretion, select a successor Investment Manager. The duties of a successor Investment Manager shall commence upon the date so designated by the Administrative Manager, and from and after such date, the prior existing Investment Manager shall be relieved of all duties and obligations with respect to the Company, shall no longer hold himself or herself out to any other person or entity as the Investment Manager of the Company, shall turn over to the Administrative Manager any and all books and records of the Company, and shall take such action as the Company shall request in order to effectuate such discharge and termination. No such discharge shall affect any obligations of the Company to the Investment Manager, including reimbursement and indemnity obligations as set forth herein or in the Law.

10.6 The fact that the Members, the Investment Manager or the Administrative Manager are directly or indirectly interested in or connected with any person, firm or corporation employed by the Company to render or perform a service, or from which or whom the Company may buy merchandise, material, services or other property shall not prohibit the Company from employing such persons, firms or corporations, or from otherwise dealing with such persons, firms or corporations so long as such terms and conditions are equivalent to those available at the Company and the transaction was on an arms-length basis.

                                   ARTICLE 11

                           BOOKS, RECORDS AND REPORTS

11.1 At all times during the continuance of the Company, the Administrative Manager shall keep or cause to be kept full and true books of account, in which shall be entered fully and accurately each transaction of the Company. The books of account, together with an executed copy of the Articles of Organization of the Company and any amendments thereto, shall at all times be maintained at the principal office of the Company and shall be open to inspection and examination by the Members or their representatives at reasonable hours and upon reasonable notice. For purposes hereof, the Company shall keep its books and records on the same method of accounting employed for tax purposes.

11.2 The fiscal year of the Company shall be the calendar year. Within a reasonable time after the end of each fiscal year and in any event on or before thirty (30) days prior to the filing date for individual tax returns (including extensions), the accountants for the Company shall deliver to each Member (a) an annual statement of the Company's receipts and expenses for such year and the Capital Account of such Member as of the end of each such year, prepared by the Company's accountants, and (b) a report or a tax return setting forth such Member's share of the Company's profit or loss for such year and such Member's allocable share of all items of income, gain, loss, deduction and credit for federal income tax purposes.

11.3 The Company shall also cause to be prepared and filed all federal, state and local tax returns required of the Company. All books, records, balance sheets, statements, reports and tax returns required pursuant to this Section 11 shall be prepared at the expense of the Company.

11.4 In accordance with Section 301(e) of the Law,. the Administrative Manager shall cause to be prepared and filed biennially the requisite statements for which service of process shall be accepted by the Secretary of State on behalf of the Company.

                                   ARTICLE 12

                                 INDEMNIFICATION

12.1 Subject to the limitations and conditions provided in this Article 12 and in the Law, each person ("Indemnified Person") who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative ("Proceeding"), or any appeal in such a Proceeding or any action or investigation that could lead to such a Proceeding, by reason of the fact that any manager or member was or is a Member, a Manager or an officer of the Company or was or is the legal representative of or a manager, director, officer, member, venturer, proprietor, trustee, employee, agent or similar functionary of a Member, shall be indemnified by the Company against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys' fees) actually incurred by such Indemnified Person in connection with such Proceeding if such Indemnified Person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the Indemnified Person had reasonable cause to believe that such conduct was unlawful.

12.2 Subject to the limitations and conditions provided in this Article 12 and in the Law, the Company shall and does hereby indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Member, a

Manager or an officer of the Company, the legal representative of a Member or officer, or manager, director, officer, member, venturer, proprietor, trustee, employee, agent or similar functionary of a Member against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

12.3 To the extent that a person has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 12.1 or 12.2, or in defense of any claim, issue or matter there;-' such person shall be indemnified against expenses (including attorneys' fee3) actually and reasonably incurred by such person in connection therewith.

12.4 Any indemnification under Sections 12.1 or 12.2 (unless ordered by a court) shall be made by the Company except upon a reasonable determination that indemnification is proper in the circumstances because such person has not met the applicable standard of conduct set forth therein; and if such standard is met indemnification shall be mandatory. Such determination shall be made (i) by the holders of a majority of the Interests held by Members who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Members so directs, by the Company's independent legal counsel in a written opinion.

12.5 Indemnification under this Article 12 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article 12 shall be deemed contract rights, and no amendment, modification or repeal of this Article 12 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

12.6 The right to indemnification conferred by this Article 12 shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred in advance of the final disposition of the Proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred in advance of the final disposition of a Proceeding shall be made only upon delivery to the

Company of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 12 and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 12 or otherwise.

12.7 The right to indemnification and the advancement and payment of expenses conferred by this Article 12 shall not be exclusive of any other right which a person may have or hereafter acquire under any law (common or statutory), provision of the Articles of Organization or this Agreement, agreements, vote of Members or otherwise.

12.8 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Indemnified Person against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 12.

12.9 Savings Clause. If Sections 12.1,12.2 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and accounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 12 that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE 13

                                   TAX MATTERS

13.1 (a) Notwithstanding any provisions hereof to the contrary, each of the Members hereby recognizes that the Company will be a Company for United States federal income tax purposes and that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, that the filing of United States Company Returns of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members. At the request of any Member, the Company shall file an election under Section 754 of the Code.

(b) The Company shall engage an accountant (the "Accountant") to prepare at the expense of the Company all tax returns and statements, if any, which must be filed on behalf of the Company regarding the operation, dissolution and liquidation of the Company with any taxing authority.

(c) The Administrative Manager is designated the Tax Matters Member (herein "TMM") for purposes of Chapter 63 of the Code and the Members will take such actions as may be necessary, appropriate, or convenient to effect the designation of the Administrative Manager as TMM. The TMM shall attempt to comply with the responsibilities outlined in this Section 13.1 and in Sections 6222' through 6231 of the Code (including any Treasury Regulations promulgated thereunder.

                                   ARTICLE 14

                              DEATH, DISSOLUTION OR
                             BANKRUPTCY OF A MEMBER

14.1 Upon the death, dissolution, resignation, retirement, expulsion, adjudication of bankruptcy or adjudication of incompetency of a Member, the Company shall be dissolved and its affairs shall be wound up unless within 180 days after such event, the Company is continued by the vote of the majority in Interest of the Members (which approval may be granted or withheld in such Member's sole discretion). In the event the Company is continued, such Member
(a) making an assignment for the benefit of creditors; (b) filing a voluntary petition in bankruptcy; (c) being adjudged bankrupt or insolvent, or having entered against him an order for relief, in any bankruptcy or insolvency proceeding; (d) filing a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (e) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature; or (f) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of its assets, shall not be entitled to vote on any matters regarding the operation of the Company except for matters described in Articles 14 and 15.

                                   ARTICLE 15

                      ASSIGNABILITY, TRANSFER OR PLEDGE OF
                         INTERESTS RESIGNATION OF MEMBER

15.1 (a) No Member shall have the right to assign, convey, sell or otherwise transfer or dispose of, or pledge, mortgage, hypothecate or otherwise encumber his Interest, whether record or beneficial interest thereof, without the prior written consent of the Administrative Manager and a majority in Interest of the Members, which consent may be withheld or delayed in each Member's sole discretion. Notwithstanding the preceding sentence, but subject to the restrictions on transferability required by law, or set forth in any instrument or agreement by which the Company may be bound, or which may be contained in this Agreement, an individual Member may, with the consent of a majority in interest of the other Members, assign, convey, sell or otherwise transfer or dispose of all or any portion of his Interest in the Company to any one or more of the members of his immediate family or families (defined for the purposes of this Agreement as a mother, father, sister, brother, son, daughter, stepson, stepdaughter or spouse (in each instance whether by marriage or otherwise)) and/or to a trust or other entity for the benefit thereof or themselves, by a written instrument of assignment and assumption, provided that the instrument of transfer provides for the assumption of the assignor's liabilities and obligations hereunder and has been duly executed by the assignor of such Interest and by the transferee. Upon consent of the Administrative Manager, such assignee shall become a Member and shall thereafter have the rights, powers, preferences and limitations and be subject to the restrictions and limitations of a Member under this Agreement. The Member shall notify the Company of any assignment, transfer or disposition of a beneficial interest in any Interest of the Member which occurs without a transfer of record ownership, although such notification, or the absence of a response thereto, shall not be deemed a consent thereof.

(b) An assignee or transferee of any portion of the Interest of a Member shall be entitled to receive allocations and distributions attributable to the Interest acquired by reason of such assignment, from and after the effective date of the assignment of such Interest to such assignee; however, anything herein to the contrary notwithstanding, the Company shall be entitled to treat the assignor of such Interest of the Member as the absolute owner thereof in all respects, and shall incur no liability for allocations of net profits, net losses, or gain or loss on sale of Company assets or property, or transmittal of reports and notices required to be given to Members hereunder which are made in good faith to such assignor until such time as the written assignment has been received by the Company, approved and recorded on its books and the effective date of the assignment has passed. Provided that the Company has actual notice of any assignment of the Interest of the Member, the effective date of such assignment on which the assignee shall be deemed an assignee of record shall be the date set forth on the written instrument of assignment.

(c) Any assignment, sale, exchange, transfer or other disposition in contravention of any of the provisions of this Article 15 and Article 16 hereof shall be void and ineffective and shall not bind or be recognized by the Company.

(d) In the event that there shall be more than one assignee, transferee, representative or other successor-in-interest as permitted herein (collectively, the "Transferees") and the Member as of the date of this Agreement shall remain a Member, then the Member shall be authorized to act, and shall so act, on behalf of the Member and all of the Transferees acting as such by, through or under the Member. In the event that there shall be more than one Transferee, and the Member as of the date of this Agreement shall no longer be a Member, then the Company must be advised by the Member whose Interest is the subject of such event or failing which by a two-thirds (2/3) majority in interest of those holding any portion of the Interests of the Member, of one person to act on behalf of all of the Transferees. The Member, if the first sentence of this paragraph shall be applicable, or the person so noted to the Company, if the second sentence of this paragraph shall be applicable, shall be authorized to act, and shall so act, for all of the Transferees, all of whom shall be bound by any decision or action taken by such person, and the Company and all of the other Members shall be entitled to rely on the decisions or actions taken by such person. Until the Company shall be advised as to the identity of such person, (i) the Transferees shall be entitled only to distributions and tax allocations as provided in Article 8 and 9 hereof, but shall have no right, power or authority with respect to any decision making reserved herein to the Members or any of them and (ii) wherever in this Agreement provision shall be made for the Members to make decisions with respect to. Company matters, the Interest of the Member, as transferred to the Transferees, shall not be included in determining whether the requisite Interest of Members have consented to or approved of such decision.

15.2 Without the prior written consent of all Members, a Member may not resign from the Company prior to the dissolution and winding up of the Company.

                                   ARTICLE 16

                        ADMISSION OF SUBSTITUTED MEMBERS;
                          INCAPACITY FURTHER CONDITIONS

16.1 No assignment or transfer of all or any part of the Interest of a Member permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of such assignment or instrument of transfer, duly executed and acknowledged by the assignor and the transferee, has been delivered to the Company.

16.2 As a condition to the admission of any Substituted Member, as provided in Article 16 hereof, the person so to be admitted shall execute and acknowledge such instruments, in form and substance as the Administrative Manager may deem necessary or desirable to effectuate such admission and to confirm the agreement of the person to be admitted as a Member to be bound by all of the covenants, terms and conditions of this Agreement, as the same may have been amended.

16.3 Any person to be admitted as a Member pursuant to the provisions of this Agreement shall, as a condition to such admission as a Member, pay all reasonable expenses in connection with such admission as a Member, including, but not limited to, the cost of the preparation, filing and publication of any amendment to this Agreement and/or Articles of Organization.

16.4 (a) In the event of the death or adjudication of incompetency of a Member, or upon the happening of any event described in Article 14, the executor, administrator, committee or other legal representative of such Member, or the successor-in-interest of such Member, shall succeed to the rights of such Member to receive allocations and distributions hereunder, and at such party's election may be admitted to the Company as a Member in the place and stead of the deceased, incompetent, or bankrupt Member (as defined in Article 14), but shall not be deemed to be a Substituted Member until admitted in accordance with the procedures of this Article 16.

(b) Upon the death of a Member, the estate of a deceased Member or his heirs or legatees thereunder, as the case may be, shall have the option to continue in the Company, or, alternatively, may elect within ninety (90) days of the deceased Member's death, to offer in writing, within nine (9) months of such deceased Member's death, to sell the deceased Member's Interest to the Company at a price equal to the then Fair Market Value thereof, and upon such additional terms and conditions as may be agreed upon. If the Company does not elect to purchase the deceased Member's Interest within thirty (30) days of said written offer, then the remaining Member or Members, as the case may be, shall have the option, for a period of thirty (30) days thereafter, to purchase the deceased Member's entire Interest, either in proportion to their respective Interests in the Company or in such other proportions as they may agree, at a price equal to the Fair Market Value thereof and upon such additional terms and conditions as may be agreed upon.

(c) For purposes of this Agreement, "Fair Market Value" shall be the then aggregate value of the Company's assets including cash or cash equivalents and Stock as determined by the Current Market Value, computed as of the Trading Day immediately preceding the valuation date. "Current Market Value" on any date shall mean the average of the Closing Price for a share of Stock for five (5) consecutive Trading Days ending on such date. "Closing Price" shall mean, on any date, with respect to a share of Stock, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for one share of Stock in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on its national securities exchange. "Trading Day" shall mean a day on which the principal national securities exchange on which the Stock is listed or admitted to trading is open for the transaction of business or, if the Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

16.5 Notwithstanding anything to the contrary contained in this Agreement, no sale or exchange of an Interest in the Company may be made if the Interest sought to be sold or exchanged, when added to the total of all other Interests sold or exchanged within the period of twelve (12) consecutive months prior thereto, results in the termination of the Company under Section 708 of the Code without the prior written consent of a majority in Interest of the Members.

16.6 In the event of a permitted transfer of all or part of the Interest of a Member, the Company shall, if requested, file an election in accordance with
Section 754 of the Code or a similar provision enacted in lieu thereof, to adjust the basis of the assets of the Company. The Member requesting said election shall pay all costs and expenses incurred by the Company in connection therewith.

                                   ARTICLE 17

                                   LIQUIDATION

17.1 Upon the dissolution of the Company, the Company shall be liquidated and its assets distributed as required by Article VII of the Law.

17.2 The assets of the Company shall be liquidated as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice.

17.3 In the event that any proceeds are to be distributed to the Members, same shall be distributed, if practicable, no later than the later of (i) the end of the taxable year of the Company in which such liquidation occurs; or (ii) within ninety (90) days after the date of such liquidating event.

17.4 In any liquidation, the Company's assets shall be used first to pay the costs and expenses of the dissolution and liquidation. In connection with any liquidation, the Members may establish any reserves they deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. Such reserves shall be paid over by the Members to an attorney-at-law of the State of New York as escrowee designated by the Members, to be held by him for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies. At the expiration of such period as the Members shall deem advisable, said escrowee shall distribute the balance remaining in the manner hereinafter provided. No reserves shall be held for longer than two (2) years.

17.5    Any remaining proceeds shall be distributed as follows:

(a) first, to all Members in proportion to and to the extent of any remaining positive balances in such Member's Capital Account after giving effect to all allocations to such Member under Article 9 of this Agreement so that liquidation proceeds shall be distributed in accordance with each Member's positive Capital Account balance (within the meaning of Treasury Regulation
Section 1.704-1(b) (2) (ii) (~ as in effect on the date hereof); and

(b)     second, in accordance with Section 8.1 hereof.

17.6 Each of the Members shall be furnished with a statement prepared by the Company's then Accountants, which shall set forth the assets and liabilities of the Company as at the date of completion of liquidation. Upon the Company's compliance with the provisions of Section 17.4 (including payment over to the Attorney-Escrowee if there are sufficient funds therefor), the Members shall cease to be such under this Agreement, and shall execute, acknowledge and cause to be filed the Articles of Dissolution of the Company.

                                   ARTICLE 18

                                  MISCELLANEOUS

18.1 All terms and words used in this Agreement, regardless of the sense or gender in which they are used, shall be deemed to include each other sense and gender unless the context requires otherwise.

18.2 The Members agree immediately and from time to time to execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and to do all such other acts and things as may be required by law, or as may, in the opinion of a majority in Interest of the Members, be necessary or advisable to carry out the intent and purposes of this Agreement.

18.3 The Members, on behalf of themselves, their legal representatives, heirs, successors and assigns, hereby specifically renounce, waive and forfeit all rights whether arising under contract, statute, or by operation of law, to seek, bring, or maintain any action for partition in any court of law or equity pertaining to any property which the Company may now or in the future own, regardless of the manner in which title to any such real property may be held.

18.4 Unless otherwise specified in this Agreement, all notices, demands, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (hereinafter referred to collectively as "Notices") shall be in writing and shall be delivered by personal delivery against receipt or by any nationally recognized overnight courier to the appropriate Member at the address first set forth above, with a copy of any Notice being sent simultaneously to Pryor, Cashman, Sherman & Flynn, Attention:
Jonathan A. Bernstein, Esq., 410 Park Avenue, New York, New York 10022. Notice may also be sent to such other addresses or substitute addresses of which a Member advises the Company by notice given in the manner set forth herein. Notices given in compliance with the provisions of this Article shall be deemed given on the day received or attempted delivery.

18.5 The parties agree that the parties shall be governed by, and this Agreement construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such State and that all claims and suits shall be heard in the courts located in the State of New York.

18.6 All section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement.

18.7 This Agreement may be executed in counterparts and each counterpart so executed by each Member shall constitute an original, all of which when taken together shall constitute one agreement, notwithstanding that all the parties are not signatories to the same counterpart.

18.8 This Agreement may not be changed, modified, amended waived or discharged, in whole or in part, unless in writing and signed by a majority in Interest of the Members. This Agreement shall be binding upon the Members and their respective executors, administrators, legal representatives, heirs, successors and assigns. The singular of any defined term or term used herein shall be deemed to include the plural.

18.9 If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

18.10 This Agreement is the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relative to such subject matter.

18.11 It is expressly understood that the Investment Manager, the Administrative Manager and each Member may engage in any other business or investment, including the ownership of or investment in stocks, options, bonds, funds, and other investment vehicles, whether or not in direct competition with the business of the Company and neither the Company nor any other Member shall have any rights in and to said businesses or investments, or the income or profits derived therefrom.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             CHARISMA PARTNERS, L.P., a New York
                                             limited Partnership

                                   By: 8th Floor Realty Corp., its sole general partner

                                                   By:
                                                        ------------------------
                                                   Name:   /S/ Kevin S. Moore
                                                   Title:  Vice President

                                                   -----------------------------
                                                   /S/ Anne L. Peretz

                                                   -----------------------------
                                                   /S/Jesse W. Peretz

                                                   -----------------------------
                                                   /S/Eugenia Peretz

                                                   -----------------------------
                                                   /S/David L. Farnsworth

                                                   -----------------------------
                                                   /S/ Anne Farnsworth

                                                   -----------------------------
                                                   /S/ Edmund S. Twining III

                                                   -----------------------------
                                                   /S/Taylor Twining

                                                   -----------------------------
                                                   /S/ Edmund S. Twining IV

                               FIRST AMENDMENT TO
                               OPERATING AGREEMENT

        This First Amendment to Operating Agreement -dated August 1, 1995 by and among the parties who are Members in Federal Holdings L.L.C. prior to the date hereof (the "Original Members*) and Jonathan A. Bernstein ('JAB').

                               STATEMENT OF FACTS

                By execution of that certain Operating Agreement (the "Agreementm) for Federal Holdings L.L.C. (the OLLC") dated June 12, 1995, the Original Members formed the LLC. The Original Members have agreed to amend the Agreement to provide for the inclusion of JAB as an Additional Member and to permit the Administrative Manager (a) to admit such other persons as he shall deem proper as Additional Members and (b) provide for and accept Substitute Members as he shall deem proper, all in his sole and exclusive discretion.

                        NOW, THEREFORE, the parties hereto hereby agree as follows:

                        1. All terms used in this First Amendment and not defined hereinshall be as defined in the Agreement.

                        2. JAB is hereby admitted into the LLC as an Additional Member as of the date hereof, with all of the rights and obligations of a Member, and fromand after the date hereof, JAB shall be considered a Member for all purposes under the Agreement, as the same may be modified or amended from time to time.

                        3. On the date hereof, JAB is making an Initial Capital Contribution to the LLC of $100,000. As a result of JAB becoming a Member and making his Initial Capital Contribution, the Interests of each Member in the LLC is as set forth on Schedule A annexed hereto and by this reference made a part hereof.

                        4. The Administrative Manager shall have the sole and exclusive right to admit Additional Members and provide for and accept Substitute Members.

                        5. Except as modified by this First Amendment, the Agreement remains unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                            CHARISMA PARTNERS, L.P., a New York
                                              limited Partnership

                                              By:  8th Floor Realty Corp.,
                                                   its sole general partner By:
                                                   -----------------------------
                                                   Name:  /S/ Kevin S. Moore
                                                   Title: Vice President

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Anne L. Peretz

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Jesse W. Peretz

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Eugenia Peretz

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Anne Farnsworth

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Edmund S. Twining III

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Taylor Twining

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Edmund S. Twining IV

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Jonathan A. Bernstein

                                                                      SCHEDULE A

                                 INITIAL CAPITAL
                                  CONTRIBUTION

CHARISMA PARTNERS, LP                      $   600,000.00

ANNE PERETZ                                $   100,000.00

JESSE W. PERETZ                            $    50,000.00

EUGENIA PERETZ                             $    50,000.00

DAVID L. FARNSWORTH                        $    50,000.00

ANNE FARNSWORTH                            $    50,000.00

EDMUND TWINING III                         $    50,000.00

TAYLOR TWINING                             $    25,000.00

EDMUND S. TWINING IV                       $    25,000.00

JONATHAN A. BERNSTEIN                      $   100,000.00

                               SECOND AMENDMENT TO
                               OPERATING AGREEMENT

        THIS Second Amendment to Operating Agreement dated as of July 1, 1998 by and among the parties who are Members in Federal Holdings L.L.C.

                               STATEMENT OF FACTS

        This Second Amendment to Operating Agreement dated as of July 1, 1998 by and among the parties who are Members in Federal Holdings L.L.C.

By execution of that certain Operating Agreement (the "Original Agreement") for Federal Holdings L.L.C. (the "LLC") dated June 12, 1995, the LLC was formed. The Original Agreement was amended by a First Amendment to Operating Agreement dated August 1, 1995 To admit an additional member. The original Agreement, As modified by the First Amendment To Operating Agreement, is hereinafter referred to as the "Agreement". The Members have agreed to amend the Agreement on the Terms and conditions set forth below.

        NOW, THEREFORE the parties hereto herby agree as follows:

1. All terms used in this Amendment and not defined herein shall be as defined in the Agreement.

2. The definition of "Preferred Return" in Section 1.1 of the Original Agreement is deleted in its entirety and the following is substituted in its place and stead:

"Preferred Return": with respect to a Member, an amount equal to the Bank Index Percentage on a per annum interest basis (prorated for any partial year) on the amount of such Member's Unrecovered Capital Contribution, from time to time, calculated from the date a Capital Contribution is made.

3.      The following definitions are hereby inserted into section 1.1;

"Bank Index Percentage": A percentage determined by subtracting 2,123 from the Current Index Value, and dividing the resulting number 2,123.

"Current Index Value": the value of the NASDAQ Bank Index as reported by NASDAQ at the close of trading on any trading day, as provided in rule 2871(e) in the NASDQ Manual and published in The Wall Street Journal under the NASDAQ Market Indices. If The Wall Street Journal shall no longer publish such value, then the Administrative Manger shall select another publication whether in print or electronic form. As of the close of business on June 30, 1998, the Current Index Value was 2,123.

"NASDAQ Bank Index": The index commonly known as the NASDAQ Bank Index as reported by NASDAQ. In the event that the NASDAQ Bank Index is no longer reported by NASDAQ, the administrative Manager shall select another index in substitution thereof.

4. Modifying section 3.1 of the Original Agreement, the Company's registered office in New York shall be at One Rockefeller Plaza, 31st Floor, New York, New York 10120.

5. The reference to "20%" in the defined term of "Unrecovered 20% IM Fee", and in the definition thereof, shall be and hereby is changed to "25%."

6. Section 8.1 (b)(iv) is hereby deleted in its entirety and the following is substituted in its place and stead: "the balance,if any, shall be paid 75% of the Members in proportion to their Interest and 25% to the Investment Manager."

7. The Management Term shall mean a term of (2) years commencing as of the date hereof and continuing through and including June 30, 2000.

8.      Modifying Sections 10.4, the "Account" is currently at Bear Stearns &
        Co., Inc.

9. Except as modified by this Second Amendment, the Agreement remains unmodified and in full force and effect.

        IN WITHNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                             CHARISMA PARTNERS, L.P., a New York
                                             limited Partnership

                                              By:  8th Floor Realty Corp.,
                                                   its sole general partner By:
                                                   -----------------------------
                                                   Name:  /S/ Kevin S. Moore
                                                   Title: Vice President

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Anne L. Peretz

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Jesse W. Peretz

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Eugenia Peretz

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Anne Farnsworth

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Edmund S. Twining III

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Taylor Twining

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Edmund S. Twining IV

                                                   /s/ Attorney in fact
                                                   -----------------------------
                                                       Jonathan A. Bernstein

        The undersigned, as Investment Manager, is executing this Second Amendment to evidence its acknowledgment and agreement to the terms and conditions set forth above.

                                                                Lawrence Seidman